UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2020 (April 22, 2020)

Aramark

(Exact Name of Registrant Specified in Charter)

Delaware	001-36223	20-8236097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2400 Market Street Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 238-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, par value $0.01 per share	ARMK	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

Issuance of $1.5 Billion of 6.375% Senior Notes due 2025

On April 27, 2020, Aramark Services, Inc. (the “Company”), an indirect wholly owned subsidiary of Aramark (“Aramark” or “Parent”), issued $1,500.0 million aggregate principal amount of 6.375% Senior Notes due 2025 (the “Notes”). The Notes were issued pursuant to the indenture, dated as of April 27, 2020 (the “Indenture”), among the Company, Parent, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee. The net proceeds from the offering of the Notes will be used for general corporate purposes.

The Notes are senior unsecured obligations of the Company. The Notes rank equal in right of payment to all of the Company’s existing and future senior debt and rank senior in right of payment to all of the Company’s existing and future debt that is expressly subordinated in right of payment to the Notes.

The Notes are unconditionally guaranteed on a senior unsecured basis by each wholly owned domestic subsidiary of the Company that guarantees the Company’s senior secured credit facilities (the “Senior Secured Credit Facilities”), the Company’s 5.000% Senior Notes due 2025, 4.750% Senior Notes due 2026, 5.000% Senior Notes due 2028 and the 3.125% Senior Notes due 2025 issued by Aramark International Finance S.à r.l., an indirect wholly owned subsidiary of Parent and the Company (each a “Notes Guarantor” and each such guarantee a “Notes Guarantee”). Each Notes Guarantee ranks equal in right of payment to all of the senior obligations of such Notes Guarantor and will rank senior in right of payment to all of such Notes Guarantor’s obligations that are expressly subordinated in right of payment to the Notes. The Notes are also guaranteed on a senior unsecured basis by Parent for purposes of financial reporting.

The Notes and the Note Guarantees are effectively subordinated to the Company’s existing and future secured debt and that of the Notes Guarantors, including all indebtedness under the Senior Secured Credit Facilities, to the extent of the value of the assets securing that indebtedness. The Notes and the Notes Guarantees are structurally subordinated to all liabilities of any of the Company’s subsidiaries that do not guarantee the Notes, including Aramark International Finance S.à r.l.

Interest on the Notes will be payable on May 1 and November 1 of each year, commencing on November 1, 2020. Interest on the Notes accrues from April 27, 2020. Interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. The Notes mature on May 1, 2025.

Prior to May 1, 2022, the Company may redeem all or a portion of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus a “make whole” premium and accrued and unpaid interest, if any, to but not including the redemption date. At any time on or after May 1, 2022, the Company has the option to redeem all or a portion of the Notes at any time at the redemption prices set forth in the Indenture.

In addition, prior to May 1, 2022, the Company may redeem up to 40% of the aggregate principal amount of the Notes with the proceeds from certain equity offerings at a price equal to 106.375% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, thereon to but not including the redemption date.

In the event of certain types of changes of control, the holders of the Notes may require the Company to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the purchase date.

If the Company or its restricted subsidiaries sell assets under certain circumstances, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the purchase date.

In addition, the Indenture contains covenants limiting the Company’s ability and the ability of its restricted subsidiaries to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends and make certain distributions, investments and other restricted payments;

•	create certain liens;

•	sell assets;

•	enter into transactions with affiliates;

•	create or allow any restriction on the ability of restricted subsidiaries to make payments to the Company;

•	enter into sale and leaseback transactions;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.

Parent will not be subject to the covenants that apply to the Company or its restricted subsidiaries under the Indenture.

The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable. Further, a failure to pay any obligations under the Indenture as they become due or any event causing amounts to become due prior to their stated maturity could result in a cross-default and potential acceleration of the Company’s other outstanding debt obligations, including the other senior notes and obligations under the Senior Secured Credit Facilities.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Amendment No. 9 to the Credit Agreement

On April 22, 2020, the Company entered into Amendment No. 9 (“Amendment No. 9”) to the Company’s credit agreement dated as of March 28, 2017 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Amendment No. 9 suspends the Company’s senior secured debt covenant under the Credit Agreement for four fiscal quarters, commencing with the fourth quarter of fiscal 2020 through the third quarter of fiscal 2021, subject to, among other things, ongoing compliance with a minimum liquidity condition of $400.0 million and restrictions on making certain restricted payments and investments in unrestricted subsidiaries, in each case, as set forth in Amendment No. 9. For the first three quarters following the third quarter of fiscal 2021, the senior secured debt covenant will be calculated utilizing the EBITDA (as defined in the Credit Agreement) of such quarters and historical EBITDA of certain quarters of fiscal 2019 and fiscal 2020 in a manner specified in Amendment No. 9.

The foregoing description of Amendment No. 9 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 9, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01	Other Events.

On April 27, 2020, the Company issued a press release announcing the issuance of the Notes. The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1

Indenture, dated as of April 27, 2020, among Aramark Services, Inc., as issuer, Aramark Intermediate Holdco Corporation, as parent guarantor, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee

10.1

Amendment No. 9, dated as of April 22, 2020, among Aramark Services, Inc., as borrower, Aramark Intermediate Holdco Corporation, as parent guarantor. each other borrower party thereto, each lender party thereto and JPMorgan Chase Bank, N.A. as administrative agent

99.1	Press release relating to the issuance of the Notes

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARAMARK

By:	/s/ James J. Tarangelo
Name:	James J. Tarangelo
Title:	Vice President and Treasurer

Dated: April 27, 2020